Exhibit (g)



                               CUSTODIAN AGREEMENT

                                     between

                               HUNTINGTON VA FUNDS

                                       and

                          THE HUNTINGTON NATIONAL BANK



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                                TABLE OF CONTENTS


                                                                                                               PAGE
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 1.  EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT .......................................................2

 2.   DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUNDS
      HELD BY THE CUSTODIAN.......................................................................................3
      2.1      HOLDING SECURITIES.................................................................................3
      2.2      DELIVERY OF SECURITIES.............................................................................3
      2.3      REGISTRATION OF SECURITIES.........................................................................5
      2.4      BANK ACCOUNTS......................................................................................6
      2.5      PAYMENTS FOR SHARES................................................................................6
      2.6      AVAILABILITY OF FEDERAL FUNDS......................................................................6
      2.7      COLLECTION OF INCOME...............................................................................7
      2.8      PAYMENT OF FUND MONEYS.............................................................................7
      2.9      LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED................................8
      2.10     PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF A FUND........................................9
      2.11     APPOINTMENT OF AGENTS..............................................................................9
      2.12     DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEM........................................................9
      2.13     SEGREGATED ACCOUNT................................................................................10
      2.14     JOINT REPURCHASE AGREEMENTS.......................................................................11
      2.15     OWNERSHIP CERTIFICATES FOR TAX PURPOSES...........................................................11
      2.16     PROXIES...........................................................................................11
      2.17     COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES..............................................11
      2.18     PROPER INSTRUCTIONS...............................................................................12
      2.19     ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.......................................................12
      2.20     EVIDENCE OF AUTHORITY.............................................................................13
      2.21     NOTICE TO TRUST BY CUSTODIAN REGARDING CASH MOVEMENT..............................................13

 3.   DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION
      OF NET ASSET VALUE AND NET INCOME..........................................................................13

 4.   RECORDS....................................................................................................13

 5.   OPINION OF TRUST'S INDEPENDENT PUBLIC ACCOUNTANTS..........................................................14

 6.   REPORTS TO TRUST BY INDEPENDENT PUBLIC ACCOUNTANTS.........................................................14

 7.   COMPENSATION OF CUSTODIAN..................................................................................14

 8.   RESPONSIBILITY OF CUSTODIAN................................................................................14

 9.   EFFECTIVE PERIOD, TERMINATION AND AMENDMENT................................................................16

10.   SUCCESSOR CUSTODIAN........................................................................................16

11.   INTERPRETIVE AND ADDITIONAL PROVISIONS.....................................................................17

12.   OHIO LAW TO APPLY..........................................................................................17

13.   NOTICES....................................................................................................18

14.   COUNTERPARTS...............................................................................................18

15.   LIMITATIONS OF LIABILITY...................................................................................18

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                               CUSTODIAN AGREEMENT


         THIS AGREEMENT is made as of the 15th day of October, 1999 between HUNTINGTON VA FUNDS (the "Trust"), a Massachusetts business trust, on behalf of its portfolios (hereinafter collectively called the "Funds" and individually referred to as a "Fund"), and THE HUNTINGTON NATIONAL BANK, a national banking association (hereinafter called the "Custodian").

         WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

         The Trust hereby employs the Custodian as the custodian of the assets of each of the Funds of the Trust. Except as otherwise expressly provided herein, the securities and other assets of each of the Funds shall be segregated from the assets of each of the other Funds and from all other persons and entities. The Trust will deliver to the Custodian all securities and cash owned by the Funds and all payments of income, payments of principal or capital distributions received by them with respect to all securities owned by the Funds from time to time, and the cash consideration received by them for shares of beneficial interest ("Shares") of the Funds as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning of Section ), the Custodian shall from time to time employ one or more sub-custodians upon the terms specified in the Proper Instructions.

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2.       DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUNDS HELD
         BY THE CUSTODIAN

         2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, including all securities owned by each Fund, other than securities which are maintained pursuant to Section in a Securities System (as defined below), or securities which are subject to a joint repurchase agreement with affiliated funds pursuant to Section . The Custodian shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing stocks, bonds and other securities held by it under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any agent appointed pursuant to Section hereof, and with respect to securities held by any sub-custodian appointed pursuant to Section hereof, the Custodian may rely upon certificates from such agent as to the holdings of such agent and from such sub-custodian as to the holdings of such sub-custodian, it being understood that such reliance in no way relieves the Custodian of its responsibilities under this Agreement. The Custodian will promptly report to the Trust the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

         2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver securities owned by a Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                  (1) Upon sale of such securities for the account of a Fund and receipt of payment therefor;

                  (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;

                  (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section hereof;

                  (4) To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund, in accordance with the provisions of Section hereof;

                  (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

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                  (6)      To the issuer thereof, or its agent, for transfer
                           into the name of a Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section or into the name or nominee name of any sub-custodian appointed pursuant to Section ; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

                  (7) Upon the sale of such securities for the account of a Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery custom"; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own failure to act in accordance with the standard of reasonable care or any higher standard of care imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Agreement;

                  (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                  (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                 (10) For delivery in connection with any loans of portfolio securities of a Fund, BUT ONLY against receipt of adequate collateral in the form of (a) cash, in an amount specified by the Trust, (b) certificated securities of a description specified by the Trust, registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section hereof or in proper form for transfer, or (c) securities of a description specified by the Trust, transferred through a Securities System in accordance with Section hereof;

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                  (11)     For delivery as security in connection with any
                           borrowings requiring a pledge of assets by a Fund, BUT ONLY against receipt of amounts borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for the purpose;

                  (12) For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund;

                  (13) For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission or any similar organization or organizations, regarding account deposits in connection with transaction for a Fund;

                  (14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for a Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption; and

                  (15) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

         2.3 REGISTRATION OF SECURITIES. Securities held by the Custodian (other than bearer securities) shall be registered in the name of a particular Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, UNLESS the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies affiliated with the Fund, or in the name or nominee name of any agent
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                  appointed pursuant to Section or in the name or nominee name of any sub-custodian appointed pursuant to Section. All securities accepted by the Custodian on behalf of a Fund under the terms of this Agreement shall be in "street name" or other good delivery form.

         2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Fund, other than cash maintained in a joint repurchase account with other affiliated funds pursuant to Section of this Agreement or by a particular Fund in a bank account established and used in accordance with Rule 17f-3 or any successor provision under the Investment Company Act of 1940, as amended, (the "1940 Act"). Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees ("Board") of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian for the Fund and shall be withdrawable by the Custodian only in that capacity. If requested by the Trust, the Custodian shall furnish the Trust, not later than twenty
                  (20) days after the last business day of each month, an internal reconciliation of the closing balance as of that day in all accounts described in this section to the balance shown on the daily cash report for that day rendered to the Trust.

         2.5 PAYMENTS FOR SHARES. The Custodian shall make such arrangements with the Transfer Agent of each Fund as will enable the Custodian to receive the cash consideration due to each Fund and will deposit into each Fund's account such payments as are received from the Transfer Agent. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of payments for Shares of the respective Fund.

         2.6 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Trust and the Custodian, the Custodian shall make federal funds available to the Funds as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares of the Funds which are deposited into the Funds' accounts.
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         2.7      COLLECTION OF INCOME

                  (1) The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to each Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Funds on securities loaned pursuant to the provisions of Section shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.

                  (2) The Trust shall promptly notify the Custodian whenever income due on securities is not collected in due course and will provide the Custodian with monthly reports of the status of past due income. The Trust will furnish the Custodian with a weekly report of accrued/past due income for the Fund. Once an item is identified as past due and the Trust has furnished the necessary claim documentation to the Custodian, the Custodian will then initiate a claim on behalf of the Trust. The Custodian will furnish the Trust with a status report monthly unless the parties otherwise agree.

         2.8 PAYMENT OF FUND MONEYS. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of each Fund in the following cases only:

                  (1) Upon the purchase of securities, futures contracts or options on futures contracts for the account of a Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose pursuant to Section hereof) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section hereof or in proper form for transfer,
                           (b) in the case of a purchase effected through a

                           Securities System, in accordance with the conditions set forth in Section hereof or (c) in the case of repurchase agreements entered into between the Trust and any other party, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase for the account of the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

                  (2) In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section hereof;

                  (3) For the redemption or repurchase of Shares of a Fund issued by the Trust as set forth in Section hereof;

                  (4) For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; management, accounting, transfer agent and legal fees; and operating expenses of the Fund, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

                  (5) For the payment of any dividends on Shares of a Fund declared pursuant to the governing documents of the Trust;

                  (6) For payment of the amount of dividends received in respect of securities sold short;

                  (7) For any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

         2.9 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

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         2.10     PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF A FUND.
                  From such funds as may be available for the purpose of repurchasing or redeeming Shares of a Fund, but subject to the limitations of the Declaration of Trust and any applicable votes of the Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of such Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares including without limitation through bank drafts, automated clearinghouse facilities, or by other means. In connection with the redemption or repurchase of Shares of the Funds, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

         2.11 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act and any applicable state law or regulation, to act as a custodian, as its agent to carry out such of the provisions of this Section as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

         2.12 DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEM. The Custodian may deposit and/or maintain securities owned by the Funds in a clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A or any successor provision of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, each referred to herein as "Securities System," in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

                  (1) The Custodian may keep securities of each Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                  (2) The records of the Custodian with respect to securities of the Funds which are maintained in a Securities System shall identify by book-entry those securities belonging to each Fund;

                  (3) The Custodian shall pay for securities purchased for the account of each Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of a Fund;

                  (4) The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

                  (5) The Custodian shall have received the initial certificate, required by Section hereof;

                  (6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to a Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that a Fund has not been made whole for any such loss or damage; and

                  (7) The authorization contained in this Section shall not relieve the Custodian from using reasonable care and diligence in making use of any Securities System.

         2.13     SEGREGATED ACCOUNT. The Custodian shall upon receipt of
                  Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section hereof, (i) in accordance with the provisions of any agreement among the

                  Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
                  Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund, (ii) for purpose of segregating cash or government securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund, (iii) for the purpose of compliance by the Trust or a Fund with the procedures required by any release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, BUT ONLY, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account. and declaring such purposes to be proper corporate purposes.

         2.14 JOINT REPURCHASE AGREEMENTS. Upon the receipt of Proper Instructions, the Custodian shall deposit and/or maintain any assets of a Fund and any affiliated funds which are subject to joint repurchase transactions in an account established solely for such transactions for the Fund and its affiliated funds. For purposes of this Section , "affiliated funds" shall include all investment companies and their portfolios for which subsidiaries or affiliates of The Huntington National Bank serve as investment advisers, distributors or administrators in accordance with applicable exemptive orders from the SEC. The requirements of segregation set forth in Section shall be deemed to be waived with respect to such assets.

         2.15 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of a Fund held by it and in connection with transfers of securities.

         2.16 PROXIES. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

         2.17 COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES. The Custodian shall transmit promptly to the Trust and the investment adviser of the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Trust. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust and the investment adviser of the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust or the investment adviser of the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian in writing at least three business days prior to the date on which the Custodian is to take such action. However, the Custodian shall nevertheless exercise its best efforts to take such action in the event that notification is received three business days or less prior to the date on which action is required. For securities which are not held in nominee name, the Custodian will act as a secondary source of information and will not be responsible for providing corporate action notification to the Trust.

         2.18 PROPER INSTRUCTIONS. Proper Instructions as used throughout this Section means a writing signed or initialed by one or more person or persons as the Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications effected directly between electromechanical or electronic devices provided that the Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for a Fund's assets.

         2.19 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the
                  Trust:

                  (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, PROVIDED that all such payments shall be accounted for to the Trust in such form that it may be allocated to the affected Fund;

                  (2) surrender securities in temporary form for securities in definitive form;

                  (3) endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments; and

                  (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Trust.

         2.20 EVIDENCE OF AUTHORITY. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed on behalf of a Fund. The Custodian may receive and accept a certified copy of a vote of the Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination of or any action by the Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

         2.21 NOTICE TO TRUST BY CUSTODIAN REGARDING CASH MOVEMENT. The Custodian will provide timely notification to the Trust of any receipt of cash, income or payments to the Trust and the release of cash or payment by the Trust.

3. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees of the Trust to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding Shares of each Fund or, if directed in writing to do so by the Trust, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of a Fund as described in the Fund's currently effective prospectus and Statement of Additional Information ("Prospectus") and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of a Fund shall be made at the time or times described from time to time in the Fund's currently effective Prospectus.

4.       RECORDS

         The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust and the Funds under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-l and 31a-2 thereunder or any successor provisions, and specifically including identified cost records used for tax purposes. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and upon notice to the Trust, employees and agents of the SEC. In the event of termination of this Agreement, the Custodian will deliver all such records to the Trust to a successor Custodian, or to such other person as the Trust may direct. The Custodian shall supply daily to the Trust a tabulation of securities owned by a Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations. In addition, the Custodian shall electronically transmit daily to the Trust information pertaining to security trading and other investment activity and all other cash activity of a Fund.

5.       OPINION OF TRUST'S INDEPENDENT PUBLIC ACCOUNTANTS

         The Custodian shall take all reasonable action to obtain from year to year favorable opinions from independent public accountants with respect to its activities hereunder in connection with the preparation of the Trust's registration statement, periodic reports, or any other reports to the SEC and with respect to any other requirements of the SEC.

6.       REPORTS TO TRUST BY INDEPENDENT PUBLIC ACCOUNTANTS

         The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants for each Fund on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian for the Trust under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination and, if there are no such inadequacies, the reports shall so state.

7.       COMPENSATION OF CUSTODIAN

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian, and as reflected on Schedule A attached hereto.

8.       RESPONSIBILITY OF CUSTODIAN

         The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Agreement; provided, however, that the Custodian shall be held to any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above stated standard of reasonable care was not part of this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence. Subject to the limitations set forth in Section hereof, the Custodian shall be kept indemnified by the Trust but only from the assets of the Fund involved in the issue at hand and be without liability for any action taken or thing done by it that is reasonably related to its responsibility to carry out the terms and provisions of this Agreement in accordance with the above standards.

         In order that the indemnification provisions contained in this Section shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or save the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification. The Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify the Custodian and thereupon the Trust shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust's prior written consent.

         Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Trust.

         If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable for the payment of money or incurring liability of some other form, the Custodian may request the Trust, as a prerequisite to requiring the Custodian to take such action, to provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

         Subject to the limitations set forth in Section hereof, the Trust agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) (referred to herein as authorized charges) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from it or its nominee's own failure to act in accordance with the standard of care set forth herein or any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above-stated standard of care were not part of this Agreement. To secure any authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Trust hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for the Fund by the

Custodian in an amount not to exceed 10 percent of the Fund's gross assets, the specific securities to be designated in writing from time to time by the Trust or the Fund's investment adviser. Should the Trust fail to make such designation, or should it instruct the Custodian to make advances exceeding the percentage amount set forth above and should the Custodian do so, the Trust hereby agrees that the Custodian shall have a security interest in all securities or other property purchased for a Fund with the advances by the Custodian, which securities or property shall be deemed to be pledged to the Custodian, and the written instructions of the Trust instructing their purchase shall be considered the requisite description and designation of the property so pledged for purposes of the requirements of the Uniform Commercial Code. Should the Trust fail to cause a Fund to repay promptly any authorized charges or advances of cash or securities, subject to the provision of the second paragraph of this Section regarding indemnification, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

9.       EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

         This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; PROVIDED, however that the Custodian shall not act under Section hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Trust have approved this Agreement; PROVIDED FURTHER, however, that the Trust shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Trust may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Agreement, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements incurred in connection with its performance of this agreement through the date of termination.

10.      SUCCESSOR CUSTODIAN

         If a successor custodian shall be appointed by the Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder for each Fund and shall transfer to separate accounts of the successor custodian all of each Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement for each Fund and to transfer to separate accounts of such successor custodian all of each Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.      INTERPRETIVE AND ADDITIONAL PROVISIONS

         In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

12.      OHIO LAW TO APPLY

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of the state of Ohio.

13.      NOTICES

         Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Trust or to the Custodian at Huntington Center, 41 South High Street, Columbus, Ohio 43287, or to such other address as the Trust or the Custodian may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

14.      COUNTERPARTS

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

15.      LIMITATIONS OF LIABILITY

         The Custodian is expressly put on notice of the limitation of liability as set forth in Article IV of the Declaration of Trust and agrees that the obligations and liabilities assumed by the Trust and any Fund pursuant to this Agreement, including, without limitation, any obligation or liability to indemnify the Custodian pursuant to Section hereof, shall be limited in any case to the relevant Fund and its assets and that the Custodian shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other Fund or its shareholders or from the Trustees, Officers, employees or agents of the Trust, or any of them. In addition, in connection with the discharge and satisfaction of any claim made by the Custodian against the Trust, for whatever reasons, involving more than one Fund, the Trust shall have the exclusive right to determine the appropriate allocations of liability for any such claim between or among the Funds.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 15th day of October, 1999.



                                                  HUNTINGTON VA FUNDS


                                                  By:/s/ Mark Nagle
                                                     --------------
                                                         Mark Nagle
                                                         President

                                                  THE HUNTINGTON NATIONAL BANK


                                                  By: /s/ Richard Stenberg
                                                      --------------------
                                                           Richard Stenberg
                                                           Senior Vice President

                                   SCHEDULE A
                                     to the
                               Custodian Agreement
                          dated as of October 15, 1999
                                     between
                               Huntington VA Funds
                                       and
                          The Huntington National Bank


         For its services under the Custodian Agreement, the Custodian will receive an annual fee as follows:

FOR CUSTODY SERVICES:

0.026% of the average daily net assets of each of the following
Huntington VA Funds:

                  Huntington VA Growth Fund
                  Huntington VA Income Equity Fund

FOR RECORDKEEPING SERVICES:

0.030% of the average daily net assets of each of the following
Huntington VA Funds:

                  Huntington VA Growth Fund
                  Huntington VA Income Equity Fund

All fees are to be accrued daily and paid monthly.


                                                 HUNTINGTON VA FUNDS


                                                 By:/s/ Mark Nagle
                                                    --------------
                                                        Mark Nagle
                                                        President


                                                 THE HUNTINGTON NATIONAL BANK


                                                 By:/s/ Richard Stenberg
                                                    --------------------
                                                        Richard Stenberg
                                                        Senior Vice President

                                                                  Exhibit (h)(1)
                      TRANSFER AGENCY AND SERVICE AGREEMENT

         THIS AGREEMENT is made as of the 15th day of October, 1999, by and between HUNTINGTON VA FUNDS, a Massachusetts business trust, having its principal office and place of business at 41 South High Street, Columbus, Ohio 43287 (the "Trust"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Transfer Agent").

         WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Trust intends to initially offer shares in two series, such series shall be named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Article 11, being herein referred to as a "Fund," and collectively as the "Funds"); and

         WHEREAS, the Trust on behalf of the Funds desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       TERMS OF APPOINTMENT AND DUTIES

1.1 Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Funds, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as the transfer agent for each Fund's authorized and issued shares of beneficial interest, no par value ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each of the Funds of the Trust ("Shareholders") and set out in the currently effective prospectus and statement of additional information for such Funds, including without limitation any periodic investment plan or periodic withdrawal program. In accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Funds, as applicable, and the Transfer Agent, the Transfer Agent agrees that it will perform the following services:

                  (a) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Trust authorized pursuant to the Declaration of Trust of the Trust (the "Custodian");

                  (b) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate
         Shareholder account;

                  (c) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                  (d)      In respect to the transactions in items (a),
         (b) and (c) above, the Transfer Agent shall execute transactions directly with broker-dealers authorized by the Trust;

                  (e) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                  (f) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

                  (g) Prepare and transmit payments for dividends and distributions declared by the Trust on behalf of the applicable Fund;

                  (h) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent and the Trust, and the Transfer Agent at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                  (i) Maintain records of account for and advise the Funds and their Shareholders as to the foregoing; and

                  (j) Record the issuance of Shares of the Funds and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of __34, as amended, a record of the total number of Shares of the Funds which are authorized, based upon data provided to it by the Trust, and issued and outstanding. The Transfer Agent shall also provide the Trust on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

         1.2 In addition to and neither in lieu nor in contravention of the services set forth in the above Section 1.1 :

                  (a) The Transfer Agent shall perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Trust to monitor the total number of Shares sold in each state.

                  (b) The Transfer Agent shall maintain a daily record and produce a daily report for the Trust of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Trust for each business day to the Trust no later than 9:00 a.m. Eastern Time, or such earlier time as the Trust may reasonably require, on the next business day.

                  (c) The Trust shall (i) identify to the Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each state and (ii) verify the establishment of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of the Transfer Agent for the Trust's blue sky state registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Trust and the reporting of such transactions to the Trust as provided above.

                  (d) The Trust on behalf of each Fund and the Transfer Agent have established per the attached Service Responsibility Schedule, as may be amended from time to time, procedures as to who shall provide certain of these services in Section . According to this Schedule, the Transfer Agent may at times perform only a portion of the services and the Trust or its agent may perform these services on the Trust's behalf.

                  (e) The Transfer Agent shall provide additional services on behalf of the Trust (e.g., escheatment services) which may be agreed upon in writing between the Trust and the Transfer Agent.

2.       FEES AND EXPENSES

         2.1 For the performance by the Transfer Agent pursuant to this Agreement, the Trust agrees on behalf of each of the Funds to pay the Transfer Agent an annual maintenance fee for each Shareholder account as set out in the initial Fee Schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Trust and the Transfer Agent.

         2.2 In addition to the fee paid under Section 2.1above, the Trust agrees on behalf of each of the Funds to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, mailing and tabulating proxies, records storage, or advances incurred by the Transfer Agent for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.

         2.3 The Trust agrees on behalf of each of the Funds to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice, except for any fees or expenses which are subject to good faith dispute. In the event of such dispute, the Trust may only withhold that portion of the fee or expense subject to the good faith dispute. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Trust at least seven (7) days prior to the mailing date of such materials.

3.       REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

         The Transfer Agent represents and warrants to the Trust that:

         3.1 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

         3.2 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

         3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

         3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF THE TRUST

         The Trust represents and warrants to the Transfer Agent that:

         4.1 It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

         4.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

         4.3 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         4.4 It is an open-end and diversified management investment company registered under the Investment Company Act of 1940, as amended.

         4.5 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Funds is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Funds being offered for sale.

5.       WIRE TRANSFER OPERATING GUIDELINES/ARTICLES 4A OF THE UNIFORM
         COMMERCIAL CODE

         5.1 The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this the customary deadline will be deemed to have been received the next business day.

         5.2 The Trust acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Trust from security procedures offered by the Transfer Agent. The Trust shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Trust must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Trust's authorized personnel. The Transfer Agent shall verify the authenticity of all Trust instructions according to the Security Procedure.

         5.3 The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

         5.4 The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order;
                  (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

         5.5 The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

         5.6 The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

         5.7 The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer

                  Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order. In no event (including failure to execute a payment order) shall the Transfer Agent be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

         5.8 When the Trust initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Transfer Agent will act as an Originating Depository Financial Institution and/or receiving depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Transfer Agent. If the Transfer Agent does not receive such final settlement, the Trust agrees that the Transfer Agent shall receive a refund of the amount credited to the Trust in connection with such entry, and the party making payment to the Trust via such entry shall not be deemed to have paid the amount of the entry.

         5.9 Confirmation of Transfer Agent's execution of payment orders shall ordinarily be provided within twenty-four (24) hours, notice of which may be delivered through the Transfer Agent's proprietary information systems, or by facsimile or call-back. The Trust must report any objections to the execution of an order within thirty (30) days.

6.       DATA ACCESS AND PROPRIETARY INFORMATION

         6.1 The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by the Transfer Agent as part of the Trust's ability to access certain Fund-related data ("Customer Data") maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customer Data. The Trust agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Trust agrees for itself and its employees and agents to:

                  (a) Use such programs and databases solely from locations as may be designated in writing by the Transfer Agent and solely in accordance with the Transfer Agent's applicable user documentation;

                  (b) Refrain from copying or duplicating in any way (other than in the normal course of performing processing in authorized locations) the Proprietary Information;

                  (c) Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

                  (d) Refrain from causing or allowing the data or information acquired pursuant to this Agreement from being retransmitted to any other computer terminal, device, facility or other location, except with the prior written consent of the Transfer Agent (such permission not to be unreasonably withheld);

                  (e) Restrict access only to those authorized transactions agreed upon by the Trust and the Transfer Agent; and

                  (f) Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

         6.2 Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent; or (iii) are already in the possession of the receiving party at the time or receipt without obligation of confidentiality or breach of this Agreement.

         6.3 If the Trust notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Trust agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE Transfer Agent EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN

                  INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         6.4 If the transactions available to the Trust include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

         6.5 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section. The obligations of this Section shall survive any earlier termination of this Agreement.

7.       INDEMNIFICATION

         7.1 The Transfer Agent shall not be responsible for, and the Trust shall on behalf of the applicable Fund indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                  (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

                  (b) The Trust's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Trust hereunder;

                  (c) The reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust;

                  (d) The reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Trust on behalf of the applicable Fund;

                  (e) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares; and

                  (f) The negotiation and processing of (i) any checks bearing fraudulent endorsements, (ii) other checks made payable to prospective or existing Shareholders tendered to the Transfer Agent for the purchase of Shares, such checks are commonly known as "third party checks," and (iii) any counterfeit checks or checks subject to claims of forgery or alteration.

         7.2 At any time the Transfer Agent may apply to any officer of the Trust for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Trust on behalf of the applicable Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. The Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any co-transfer agent or co-registrar.

         7.3 In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which the Trust may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify the Trust of such assertion, and shall keep the Trust advised with respect to all developments concerning such claim. The Trust shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name or in the name of the Transfer Agent. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Trust may be required to indemnify the Transfer Agent except with the Trust's prior written consent.

8.       STANDARD OF CARE

         The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

9.       YEAR 2000

         The Transfer Agent will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available technology to offer products that are Year 2000 ready, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, the Transfer Agency will make the changes to its products at a price to be agreed upon by the parties and in a commercially reasonable time frame and will require third-party suppliers to do likewise.

10.      COVENANTS OF THE TRUST AND THE TRANSFER AGENT

         10.1 The Trust shall on behalf of each of the Funds promptly furnish to the Transfer Agent the following:

                  (a) A certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

                  (b) A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.

         10.2 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

         10.3 The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

         10.4 The Transfer Agent and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         10.5 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Transfer Agent will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

11.      TERMINATION OF AGREEMENT

         11.1 This Agreement may be terminated by either party upon one hundred twenty (120) days' written notice to the other.

         11.2 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust on behalf of the applicable Fund(s). Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination and a charge equivalent to the average of three (3) months' fees.

         11.3 Should the Transfer Agent exercise its right to terminate, all out-of-pocket expenses associated with the movement of physical documents and materials will be borne by the Transfer Agent on behalf of the applicable Fund(s).

12.      ADDITIONAL FUNDS

         In the event that the Trust establishes one or more series of Shares in addition to the series named in the attached Schedule A with respect to which it desires to have the Transfer Agent render services as transfer and service agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

13.      ASSIGNMENT

         13.1 Except as provided in Section 13.1 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         13.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Trust, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust.

         13.4 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

14.      SUBCONTRACTORS

         14.1 The Transfer Agent may, without further consent on the part of the Trust, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to
                  Section 17A(c)(2) or (iii) a BFDS affiliate; provided, however, that the Transfer Agent shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions.

         14.2 Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication communications, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

15.      AMENDMENT

         This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Trust.

16.      MASSACHUSETTS LAW TO APPLY

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

17.      FORCE MAJEURE

         In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

18.      CONSEQUENTIAL DAMAGES

         Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.


19.      SURVIVAL

         All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

20.      SEVERABILITY

         If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

21.      PRIORITIES CLAUSE

         In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

22.      WAIVER

         No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

23.      MERGER OF AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

24.      LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

         A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

25.      COUNTERPARTS

         This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.




26.      REPRODUCTION OF DOCUMENTS

         This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

27.      NOTICES

         All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

                  If to State Street Bank and Trust Company, to:

                           State Street Bank and Trust Company
                           c/o Boston Financial Data Services, Inc.
                           Two Heritage Drive
                           Quincy, Massachusetts  02171
                           Attention:  Legal Department

                           Facsimile:  (617) 774-2287

                  If to the Trust, to:

                           Huntington VA Funds
                           c/o The Huntington National Bank
                           41 South High Street
                           Columbus, Ohio  43287
                           Attention:  Product Manager

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

HUNTINGTON VA FUNDS                          STATE STREET BANK AND TRUST COMPANY

By: /s/ Mark E. Nagle                        By:/s/ Ronald E. Logue

Name: Mark E. Nagle                          Name: Ronald E. Logue
Its: President                               Its: Vice Chairman

                         SERVICE RESPONSIBILITY SCHEDULE
                                     to the
                      Transfer Agency and Service Agreement
                          dated as of October 15, 1999
                                     between
                               Huntington VA Funds
                                       and
                       State Street Bank and Trust Company


                           Service Performed                                          Responsibility
                                                                           Transfer Agent            Trust
---------- ------------------------------------------------------------- -------------------- --------------------
 1.        Receive orders for the purchase of Shares                                                   T
 2.        Issue Shares and hold Shares in Shareholder's accounts                 T
 3.        Receive redemption requests                                                                 T
 4.        Effect transactions 1-3 above directly with broker-dealers             T
 5.        Pay over monies to redeeming Shareholders                                                   T
 6.        Effect transfers of Shares                                                                  T
 7.        Prepare and transmit dividends and distributions                       T
 8.        Issue replacement certificates                                         T
 9.        Reporting of abandoned property                                        T
10.        Maintain records of account                                            T
11.        Maintain and keep a current and accurate control book for              T
           each issue of securities



12.        Mail proxies                                                           T
13.        Mail Shareholder reports                                               T
14.        Mail prospectuses to current Shareholders                              T
15.        Withhold taxes on U.S. resident and non-resident alien                 T
           accounts
16.        Prepare and file U.S. Treasury Department forms                        T
17.        Prepare and mail account and confirmation statements for               T
           Shareholders
18.        Provide Shareholder account information                                T
19.        Blue sky reporting                                                     T

         These services are more fully described in Section 1.1 of the Agreement.


HUNTINGTON VA FUNDS            STATE STREET BANK AND TRUST COMPANY


By: /s/ Mark E. Nagle          By:/s/ Ronald E. Logue
    -----------------             -------------------
Name: Mark E. Nagle            Name: Ronald E. Logue
      -------------                  ---------------
Its: President                 Its: Vice Chairman
     ---------                      -------------

                                  FEE SCHEDULE
                                     TO THE
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                          DATED AS OF OCTOBER 15, 1999
                                     BETWEEN
                               HUNTINGTON VA FUNDS
                                       AND
                       STATE STREET BANK AND TRUST COMPANY


FUNDS

Huntington VA Growth Fund
Huntington VA Income Equity Fund

For each of the Funds listed above, the following annual fees apply:

Base Fee Per Fund (Per Cusip)........................................$6,000

Fee Per Account......................................................$16.50

OUT-OF-POCKET EXPENSES

Out-of-Pocket expenses include but are not limited to: confirmation statements, postage, forms, audio response, telephone, records retention, transcripts, microfilm, microfiche, and expenses incurred at the specific direction of the Trust.

This fee schedule is subject to an annual Cost of Living Adjustment based on regional consumer price index.


HUNTINGTON VA FUNDS                   STATE STREET BANK AND TRUST COMPANY


By: /s/ Mark E. Nagle                 By:/s/ Ronald E. Logue
    ----------------                     -------------------
Name: Mark E. Nagle                   Name: Ronald E. Logue
      -------------                         ---------------
Its: President                        Its: Vice Chairman
     ---------                             -------------

                                                                  Exhibit (h)(2)


                            ADMINISTRATION AGREEMENT


         THIS AGREEMENT is made as of this 20th day of December 1999, by and between Huntington VA Funds, a Massachusetts business trust (the "Trust"), and The Huntington National Bank (the "Administrator"), a national banking association.

         WHEREAS, the Trust is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares of beneficial interest; and

         WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide, management and administrative services to such portfolios of the Trust as the Trust and the Administrator may agree on ("Funds") and as listed on the schedules attached hereto ("Schedules") and made a part of this Agreement, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

         ARTICLE 1. RETENTION OF THE ADMINISTRATOR. The Trust hereby retains the Administrator to act as the administrator of the Funds and to furnish the Funds with the management and administrative services as set forth in ARTICLE 2 below. The Administrator hereby accepts such employment to perform the duties set forth below.

         The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

         ARTICLE 2. ADMINISTRATIVE AND ACCOUNTING SERVICES. The Administrator shall perform or supervise the performance by others of other administrative services in connection with the operations of the Funds, and, on behalf of the Trust, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Funds' operations. The Administrator shall provide the Trustees of the Trust with such reports regarding investment performance and compliance with investment policies and applicable laws, rules and regulations as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities. The Administrator may appoint a sub-administrator to perform certain of the services to be performed by the Administrator hereunder, provided, however, that the Administrator is not relieved of its obligations to the Trust as set forth hereunder.

         The Administrator shall provide the Trust with administrative services, regulatory reporting, fund accounting and related portfolio accounting services, all necessary office space, equipment, personnel, compensation and facilities (including facilities for shareholders' meetings but not Trustees' meetings that are not held at offices of the Administrator) for handling the affairs of the Funds and such other services as the Trustees may, from time to time, reasonably request and the Administrator shall, from time to time, reasonably determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Trust's Board of Trustees (the "Trustees"), the Administrator shall make reports to the Trustees concerning the performance of its obligations hereunder.

         Without limiting the generality of the foregoing, the Administrator shall:

         (a) assist with the preparation of prospectuses, statements of additional information, registration statements, and proxy materials;

         (b) coordinate the preparation and negotiation of, and administer, contracts on behalf of the Trust with, among others, the Trust's investment adviser, distributor, custodian, and transfer agent;

         (c) provide consultation services with respect to the Trust's fund accounting issues;

         (d) assist as necessary in the preparation of the Trust's budget and accruals, analysis and payment of the expenses and accruals;

         (e)      review the Trust's financial statements;

         (f) provide (directly or through a sub-administrator) individuals acceptable to the Trustees for nomination, appointment, or election as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trustees;

         (g) examine and review the operations and performance of the various organizations providing services to the Trust or any Fund of the Trust, including, without limitation, the Trust's investment adviser, distributor, custodian, transfer agent,

                  Trust counsel and independent public accountants, and at the request of the Trustees, report to the Trustees on the performance of these organizations;

         (h) assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to shareholders;

         (i) assist with the design, development, and operation of the Trust, including new portfolio and class investment objectives, policies and structure;

         (j) advise the Trust and its Trustees on matters concerning the Trust and its affairs;

         (k) obtain (directly or through a sub-administrator) and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trust's Board of Trustees;

         (l) monitor and advise the Trust and its Funds on their registered investment company status under the Internal Revenue Code of 1986, as amended;

         (m) furnish advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Trust and the Administrator shall determine desirable;

         (n) monitor each Fund's compliance with the 1940 Act and the applicable investment policies set forth in the Trust's prospectuses and SAI;

         (o)      keep the books of account of each Fund;

         (p) compute the net asset value per share of the outstanding shares of each Fund;

         (q) calculate daily the net income of each Fund as described in each Fund's currently effective prospectus and Statement of Additional Information;

         (r) advise the Trust and the Trust's transfer agent daily of the amounts of net income of each Fund and advise the transfer agent periodically as to the division of such net income among its various components;

         (s) assist in the training and oversight of third parties used to perform any of the services described herein;

         (t) perform all administrative services and functions of the Trust and each Fund to the extent administrative services and functions are not provided to the Trust or such Fund pursuant to the Trust's or such Fund's investment advisory agreement, distribution agreement, custodian agreement or transfer agent agreement; and

         (u) provide other administrative services as requested by the Trust from time to time.

         The Administrator will perform other services for the Trust as agreed from time to time, including, but not limited to: mailing the annual reports of the Funds; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay the Administrator's out-of-pocket expenses.

         In the performance of its duties hereunder, the Administrator will comply with the provisions of the Declaration of Trust and the Bylaws of the Trust, will safeguard and promote the welfare of the Trust, and will comply with the policies that the Trustees may from time to time reasonably determine; provided that such policies are not in conflict with this Agreement, the Trust's governing documents, or any applicable statutes or regulations.

         ARTICLE 3.  ALLOCATION OF CHARGES AND EXPENSES.

         (A) THE ADMINISTRATOR. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

         (B) THE TRUST. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not otherwise allocated herein, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares, the costs of custodial services, the cost of initial and ongoing registration of the shares under federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of the Administrator or the investment adviser to the Trust or any affiliated corporation of the Administrator or the investment adviser, the costs of

Trustees' meetings, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Trust.

         ARTICLE 4.  COMPENSATION OF THE ADMINISTRATOR.

         (A) ADMINISTRATION AND ACCOUNTING FEES. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Trust shall pay to the Administrator compensation at annual rates specified in the Schedules for administrative services and for accounting services. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly.

         If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

         (B) COMPENSATION FROM TRANSACTIONS. The Trust hereby authorizes any entity or person associated with the Administrator which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11 (a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

         (C) SURVIVAL OF COMPENSATION RATES. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 5. STANDARD OF CARE OF THE ADMINISTRATOR; INDEMNIFICATION. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 7, the term "Administrator" shall include directors, officers, employees and other agents of the Administrator as well as the entity itself.)

         So long as the Administrator or its agents act in good faith and with due diligence and without negligence, the Trust assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of said administration, transfer agency, and dividend disbursing relationships to the Trust or any other service rendered to the Trust hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but good faith failure to do so shall not affect the rights hereunder.

         The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Trust does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

         The Administrator may apply to the Trust at any time for instructions and may consult counsel or the independent accountants for the Trust with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel or accountants.

         Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Administrator be held to have notice of any change of authority of any officers, employee or agent of the Trust until receipt of written notice thereof from the Trust.

         ARTICLE 6. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and shareholders of the Trust are or may be or become interested in the Administrator, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Administrator and its counsel are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as a shareholder or otherwise.

         ARTICLE 7. CONFIDENTIALITY. The Administrator agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its prior, present or potential shareholders and relative to the investment adviser and its prior, present or potential customers, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         ARTICLE 8. EQUIPMENT FAILURES. In the event of equipment failures beyond the Administrator's control, the Administrator shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect to such service interruptions if such reasonable steps are taken. The Administrator shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         ARTICLE 9. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. The Administrator undertakes to comply with all applicable requirements of the Securities Act of 1933, as amended, the 1934 Act, the 1940 Act and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Administrator hereunder.

         ARTICLE 10. COMPLIANCE WITH YEAR 2000. The Administrator warrants that all software code owned by or under the Administrator's control, used in the performance of the Administrator's obligations under this contract, will be Year 2000 compliant. For purposes of this Article, "Year 2000 Compliant" means that the software will continue to operate beyond December 31, 1999 without creating any logical or mathematical inconsistencies concerning any date after December 31, 1999 and without decreasing the functionality of the system applicable to dates prior to January 1, 2000 including, but not limited to, making changes to [a] date and data century recognition; [b] calculations which accommodate same- and multi-century formulas and date values; and [c] input/output of date values which reflect century dates. All changes described in this Article will be made at no additional cost to the Trust.

         ARTICLE 11. DURATION OF THIS AGREEMENT. The Term of this Agreement shall be as specified in the Schedules.

         This Agreement shall not be assignable by either party without the written consent of the other party. As used in this paragraph, the term "assignment" shall be construed by reference to the term as defined and interpreted under the 1940 Act.

         The Administrator shall be entitled to collect from the Trust, in addition to any other compensation owing to the Administrator, the amount of all the Administrator's cash disbursements for services in connection with the Administrator's activities in effecting termination as discussed in the Schedule to this Agreement, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination for a reasonable fee to be paid by the Trust, the Administrator will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.

         ARTICLE 12. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         ARTICLE 13. CERTAIN RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Trust shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection.

         ARTICLE 14. DEFINITIONS OF CERTAIN TERMS. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         ARTICLE 15. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at c/o Richard Stenberg, Senior Vice President, The Huntington National Bank, 41 S. High Street, 11th Floor, Columbus, Ohio 43287; and if to the Administrator at c/o Richard Stenberg, Senior Vice President, The Huntington National Bank, 41 S. High Street, 11th Floor, Columbus, Ohio 43287.

         ARTICLE 16. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 17. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 18. LIMITATION OF LIABILITY. The Administrator is hereby expressly put on notice of the limitation of liability as set forth in Article IV of the Trust's Declaration of Trust and agrees that the obligations pursuant to this Agreement of a particular Fund and of the Trust with respect to that Fund shall be limited solely to the assets of that Fund, and the Administrator shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


HUNTINGTON VA FUNDS


By:/s/ Mark Nagle
   --------------
Name: Mark Nagle
      ----------
Title: President
       ---------
THE HUNTINGTON NATIONAL BANK

By:/s/ Richard Stenberg
   --------------------
Name: Richard Stenberg
      ----------------
Title:   Senior Vice President
         --------------------

                                    SCHEDULE
                         TO THE ADMINISTRATION AGREEMENT
                          DATED AS OF DECEMBER 20, 1999
                                     BETWEEN
                               HUNTINGTON VA FUNDS
                                       AND
                          THE HUNTINGTON NATIONAL BANK


Funds: This Agreement shall apply to all Funds of the Trust, either now in the future created. The following is a listing of the current portfolios of the Trust: VA Growth Fund and VA Income Equity Fund (collectively, the "Funds").

Fees: Pursuant to Article 4, Section A, the Trust shall pay the Administrator compensation for services rendered to the Funds at an annual rate, which is calculated daily and paid monthly, at a maximum administrative fee equal to 0.11% of each Fund's average daily net assets plus a maximum accounting fee equal to 0.03% of each Fund's average daily net assets.

Term: Pursuant to Article 10, the term of this Agreement shall commence on December 20, 1999 and shall remain in effect through December 20, 2004 ("Initial Term"). This Agreement shall continue in effect for successive periods of one year after the Initial Term, unless terminated by either party, with or without cause, on not less than 60 days prior written notice to the other party. In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may immediately terminate this Agreement.

         In addition, the Trust may terminate this Agreement immediately upon:

         (i) the issuance of a final judgment by a court of competent jurisdiction or of a final order by the Securities and Exchange Commission, which judgment or order holds that the Administrator has committed a felony or a misdemeanor involving the purchase or sale of any security, or arising out of its conduct as an administrator, a distributor, or an affiliate of an investment company;

         (ii) the dissolution or liquidation of the Administrator or other cessation of its business other than a reorganization or recapitalization of the Administrator as an ongoing business; or

         (iii) [a] the authorization of commencement of a voluntary case regarding the Administrator under Title 11 of the United States Code, as from time to time amended, or any other applicable law of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; [b] consent to or acquiescence in any involuntary case under such Title 11 or other such law; or [c] the commencement of any involuntary case under such Title 11 or other such law, which case is not dismissed within 30 days after the filing thereof.

                                                                  Exhibit (h)(3)

                          SUB-ADMINISTRATION AGREEMENT


         AGREEMENT, made as of this 20th day of December, 1999, between The Huntington National Bank, a national banking association, ("Huntington") and SEI Investments Mutual Funds Services, a Delaware corporation, (the
"Sub-Administrator").

         WHEREAS, Huntington has entered into an Administration Agreement, dated as of December 20, 1999 (the "Administration Agreement") with The Huntington Funds (the "Trust"), a Massachusetts business trust, and an Administration Agreement, dated as of December 20, 1999 (the "VA Administration Agreement") with Huntington VA Funds (the "VA Trust") a Massachusetts business trust, concerning the provision of management and administrative services for the investment portfolios identified on Schedule A hereto, as such Schedule shall be amended from time to time (individually referred to herein as the "Fund" and collectively as the "Funds"); and

         WHEREAS, Huntington desires to retain the Sub-Administrator to assist it in performing administrative services with respect to each Fund and the Sub-Administrator is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.    SERVICES AS SUB-ADMINISTRATOR:

               a. review, and where necessary, file with the National Association of Securities Dealers marketing materials relating to the Funds;

               b. register the Funds with each state pursuant to Blue Sky regulations; monitor shareholders' transactions by state to maintain current registration limits;

               c.   maintain feeds to third party reporting agencies;

               d.   prepare and file the tax returns for the Funds;

               e. perform internal audit examinations not less frequently that once annually at the request of the Trustees (for purposes of this Agreement, the term

                    "Trustees" may refer to either the Board of Trustees of the Trust or the Board of Trustees of the VA Trust);

               f. complete monthly and quarterly total return performance reporting;

               g. prepare and file with the SEC all required notices pursuant to Rule 24f-2;

               h. perform secondary compliance functions with guidelines set forth for the Funds pursuant to the prospectuses for the Funds, the Investment Company Act of 1940, as amended (the "1940 Act") and the registered investment company status under the Internal Revenue Code of 1986, as amended;

               i. provide individuals acceptable to the Trustees for nomination, appointment, or election as officers of the Funds, who will be responsible for the management of certain of the affairs of the Funds as determined by the Trustees;

               j. obtain and keep in effect fidelity bond and directors and officers/errors and omissions insurance policies for the Funds in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trustees;

               k. calculate contractual Fund expenses and control all disbursements for the Funds, and as appropriate compute the yields, total returns, expense ratios, portfolio turnover rates and, if required, portfolio average dollar-weighed maturities for the Funds;

               l. maintain the general ledger for the Funds and prepare the financial statements for the Funds, including expense accruals and payments, determine the net asset value of the assets of the Funds and of the shares of the Funds, and monitor the transfer agent for the Funds with respect to the payment of dividends and other distributions to shareholders;

               m.   prepare the semi-annual reports for the Funds on Form N-SAR;

               n. keep and maintain all books and records relating to its services in accordance with Rule 31a-1 under the 1940 Act;

               o. assist with the preparation of prospectuses, statements of additional information, registration statements, and proxy materials;

               p. develop and prepare communications to shareholders, including the annual report to shareholders, coordinate mailing prospectuses, notices, proxy statements, proxies and other reports to shareholders of the Funds, and supervise and facilitate the solicitation of proxies solicited by the Funds for all shareholder meetings, including tabulation process for shareholder meetings; and

               q. prepare, with the assistance of Huntington's counsel and counsel to the Funds as required, the board book containing the agenda and resolutions for the quarterly Board of Trustees' meetings.

       In the performance of its duties hereunder, the Sub-Administrator will comply with the provisions of the Declaration of Trust and Bylaws of the Trust and VA Trust, will safeguard and promote the welfare of the Funds and will comply with the policies that the Trustees may from time to time reasonably determine; provided that such policies are not in conflict with this Agreement, the governing documents of the Funds, or any applicable statutes or regulations.

       2. COMPENSATION; REIMBURSEMENT OF EXPENSES. Huntington shall pay the Sub-Administrator for the services to be provided by the Sub-Administrator under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto. In addition, Huntington agrees to reimburse the Sub-Administrator for the Sub-Administrator's reasonable out-of-pocket expenses in providing services hereunder.

       3. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of the date first written above (or, if a particular Fund is not in existence on that date, on the date specified in the amendment to Schedule A to this Agreement relating to such Fund or, if no date is specified, the date on which such amendment is executed) (the "Effective Date").

       4. TERM. This Agreement shall continue in effect with respect to a Fund, unless earlier terminated by either party hereto as provided hereunder, until December 20, 2004, and thereafter shall be renewed automatically for successive one-year terms unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term; provided, however, that after such termination for so long as the Sub-Administrator in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Notwithstanding anything to the contrary herein, this Agreement shall terminate automatically with respect to the Trust upon termination of the Administration Agreement and/or with respect to the VA Trust upon termination of the VA Administration Agreement.

       In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may immediately terminate this Agreement. Notwithstanding the foregoing, Huntington may terminate this Agreement in accordance with the terms set forth in the Exhibit hereto relating to Performance Standards.

       5. OPERATIONAL GOALS AND PERFORMANCE STANDARDS. The parties agree that, at least annually, they will establish and review operational goals for the Funds. In addition, while the parties agree to be bound by the Performance Standards described in the Exhibit hereto for the entire term of this Agreement, the parties shall, at least annually, review in good faith such Performance Standards.

       6. STANDARD OF CARE OF THE SUB-ADMINISTRATOR; INDEMNIFICATION. The duties of the Sub-Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-Administrator hereunder. The Sub-Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 6, the term "Sub-Administrator" shall include directors, officers, employees and other agents of the Sub-Administrator as well as that corporation itself.)

       So long as the Sub-Administrator or its agents act in good faith and with due diligence and without negligence, Huntington assumes full responsibility and shall indemnify the Sub-Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of said sub-administration relationship to the Funds or any other service rendered to the Funds hereunder. The indemnify and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

       The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case Huntington may be asked to indemnify or hold the Sub-Administrator harmless, Huntington shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Sub-Administrator will use all reasonable care to identify and notify Huntington promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against Huntington, but good faith failure to do shall not affect the rights hereunder. In no event and under no circumstances shall either party to this Agreement be liable to anyone, including, without limitation to the other party, for consequential damages for any act or failure to act under any provision of this Agreement if advised of the possibility thereof.

       Huntington shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If Huntington elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by Huntington and satisfactory to the Sub-Administrator, whose approval shall not be unreasonably withheld. In the event that the Funds elects to assume the defense of any suit and retain counsel, the Sub-Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Funds does not elect to assume the defense of a suit, it will reimburse the Sub-Administrator for the reasonable fees and expenses of any counsel retained by the Sub-Administrator.

       The Sub-Administrator may apply to the Funds at any time for instructions or may consult counsel or independent accountants with respect to any matter arising in connection with the Sub-Administrator's duties, and the Sub-Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel or accountants.

       Also, the Sub-Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Sub-Administrator be held to have notice of any change of authority of any officers, employee or agent of Huntington until receipt of written notice thereof from Huntington.

       7. RECORD RETENTION AND CONFIDENTIALITY. Huntington shall keep and maintain on behalf of the Funds all books and records which the Funds and Huntington are, or may be, required to keep and maintain in connection with the services to be provided hereunder pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act. Huntington further agrees that all such books and records shall be the property of the Funds and to make such books and records available for inspection by the Funds, the Sub-Administrator or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Funds and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

       8. UNCONTROLLABLE EVENTS. The Sub-Administrator assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

       9. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform the services to be provided by the Sub-Administrator under this Agreement are the property of the Sub-Administrator. All records and other data except such computer programs and procedures are the exclusive property of the Funds and all such other records and data will be furnished to Huntington and/or the Funds in appropriate form as soon as practicable after termination of this Agreement for any reason.

       10. RETURN OF RECORDS. The Sub-Administrator at its option at any time, and shall promptly upon the demand of Huntington and/or the Funds, turn over to Huntington and/or the Funds and cease to retain the Sub-Administrator's files, records and documents created and maintained by the Sub-Administrator pursuant to this Agreement which are no longer needed by the Sub-Administrator in the performance of its services or for its legal protection. If no so turned over to Huntington and/or the Funds, such documents and records will be retained by the Sub-Administrator for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to Huntington and/or the Funds unless the Funds authorizes in writing the destruction of such records and documents.

       11. REPRESENTATIONS OF HUNTINGTON. Huntington certifies to the Sub-Administrator that this Agreement has been duly authorized by Huntington and, when executed and delivered by Huntington, will constitute a legal, valid and binding obligation of Huntington, enforceable against Huntington in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

       12. REPRESENTATIONS OF THE SUB-ADMINISTRATOR. The Sub-Administrator represents and warrants that: (1) the various procedures and systems which the Sub-Administrator has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the records and other data of the Funds and the Sub-Administrator's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by the Sub-Administrator and, when executed and delivered by the Sub-Administrator, will constitute a legal, valid and binding obligation of the Sub-Administrator, enforceable against the Sub-Administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

       The Sub-Administrator warrants that all software code owned by or under the Sub-Administrator's control, used in the performance of the Sub-Administrator's obligations under this contract, will be Year 2000 compliant. For purposes of this paragraph, "Year 2000 Compliant" means that the software will continue to operate beyond December 31, 1999 without creating any logical or mathematical inconsistencies concerning any date after December 31, 1999 and without decreasing the functionality of the system applicable to dates prior to January 1, 2000 including, but not limited to, making changes to [a] date and data century recognition; [b] calculations which accommodate same- and multi-century formulas and date values; and [c] input/output of date values which reflect century dates. All changes described in this paragraph will be made at no additional cost to the Funds or Huntington.

       13. INSURANCE. The Sub-Administrator shall notify Huntington should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. The Sub-Administrator shall notify Huntington of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify Huntington from time to time as may be appropriate of the total outstanding claims made by the Sub-Administrator under its insurance coverage.

       14. PRICING POLICIES. The Sub-Administrator hereby acknowledges receipt of the Security Valuation Policy and NAV Error Resolution Policy in effect as of the date of this Agreement for each of the Funds. The Sub-Administrator further agrees to comply in good faith in all material respects with the terms specified therein, including without limitation the provision in the NAV Error Resolution Policy which requires the party responsible for an NAV error to reimburse a Fund and/or its shareholders, when such reimbursement is required under the Policy. In no event shall this Agreement obligate the Sub-Administrator, without its written consent, to assume additional liability under an NAV Error Resolution Policy for any of the Funds which exceeds the liability assumed as of the date of this Agreement. In the event that the Sub-Administrator determines that it cannot comply in all material respects with the terms of the Security Valuation Policy, it shall promptly notify Huntington of such fact and Huntington shall propose to the Funds appropriate revisions, consistent with industry practices, to the Security Valuation Policy.

       15. NOTICES. Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to Huntington at the following address: 41 S. High Street, 11th Floor, Columbus, Ohio 43287, and to the Sub-Administrator at the following address: One Freedom Valley Road, Oaks, PA 19456, Attn: Legal Department or at such other address as either party may from time to time specify in writing to the other party pursuant to this Section.

       16. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

       17. ASSIGNMENT. All of the terms, obligations and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto.

       18. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

       19. LIMITATION OF LIABILITY. The Sub-Administrator is hereby expressly put on notice of the limitation of liability as set forth in Article IV of the Declaration of Trust of the Trust and the VA Trust and agrees that the obligations, if any, pursuant to this Agreement of the Funds shall be limited solely to the assets of the Funds, and the Sub-Administrator shall not seek satisfaction of any such obligation from any other Portfolio, the shareholders of any Fund, the Trustees, officers, employees or agents of the Funds, or any of them.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                         THE HUNTINGTON NATIONAL BANK

                         By: /s/ Richard Stenberg
                             --------------------
                         Name: Richard Stenberg
                               ----------------
                         Title: Senior Vice President
                                ---------------------


                         SEI INVESTMENTS MUTUAL FUNDS SERVICES

                         By: /s/ James R. Foggo
                             ------------------
                         Name: James R. Foggo
                               --------------
                         Title: Vice President
                                --------------

                                   SCHEDULE A
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                      SEI INVESTMENTS MUTUAL FUNDS SERVICES
                                       AND
                          THE HUNTINGTON NATIONAL BANK

NAME OF FUND

Huntington Money Market Fund
Huntington Ohio Municipal Money Market Fund
Huntington U.S. Treasury Money Market Fund
Huntington Growth Fund Huntington
Income Equity Fund
Huntington Mortgage Securities Fund
Huntington Ohio Tax-Free
Fund Huntington Michigan Tax-Free Fund
Huntington Fixed Income Securities Fund
Huntington Intermediate Government Income Fund
Huntington Short/Intermediate
Fixed Income Securities Fund
Huntington Florida Tax-Free Money Fund
Huntington VA Growth Fund
Huntington VA Income Equity Fund

                         THE HUNTINGTON NATIONAL BANK

                         By: /s/ Richard Stenberg
                             --------------------
                         Name: Richard Stenberg
                               ----------------
                         Title: Senior Vice President
                                ---------------------


                         SEI INVESTMENTS MUTUAL FUNDS SERVICES

                         By: /s/ James R. Foggo
                             ------------------
                         Name: James R. Foggo
                               --------------
                         Title: Vice President
                                --------------

                                   SCHEDULE B
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                      SEI INVESTMENTS MUTUAL FUNDS SERVICES
                                       AND
                          THE HUNTINGTON NATIONAL BANK

NAME OF FUND                                                        COMPENSATION*
---------------------------------------------------------------------------------------------------------------------------
Huntington Money Market Fund                                        Annual Rate of eight one-hundredths of one percent
Huntington Ohio Municipal Money Market Fund                         (.08%) of each such Fund's average daily net assets for
Huntington U.S. Treasury Money Market Fund                          the period December 20, 1999 through December 20, 2004.
Huntington Growth Fund
Huntington Income Equity Fund
Huntington Mortgage Securities Fund
Huntington Ohio Tax-Free Fund
Huntington Michigan Tax-Free Fund
Huntington Fixed Income Securities Fund
Huntington Intermediate Government Income Fund
Huntington Short/Intermediate Fixed Income Securities Fund
Huntington Florida Tax-Free Money Fund
Huntington VA Growth Fund
Huntington VA Income Equity Fund

                         THE HUNTINGTON NATIONAL BANK

                         By: /s/ Richard Stenberg
                             --------------------
                         Name: Richard Stenberg
                               ----------------
                         Title: Senior Vice President
                                ---------------------


                         SEI INVESTMENTS MUTUAL FUNDS SERVICES

                         By: /s/ James R. Foggo
                             ------------------
                         Name: James R. Foggo
                               --------------
                         Title: Vice President
                                --------------

* All fees are computed daily and paid monthly. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Sub-Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Sub-Administrator's compensation for the preceding month shall be made promptly.